Exhibit 99.1

MRI Interventions Announces Milestone Achievements

MEMPHIS, TN, February 15, 2013 – MRI Interventions, Inc. (OTCBB: MRIC) announced today that the company ended 2012 having achieved the 20th installation of its ClearPoint® Neuro Intervention System. ClearPoint systems are in clinical use with MRI scanners from the three major manufacturers, Siemens, GE Healthcare and Philips Healthcare, as well as the two major interventional MR/OR platforms that are manufactured by IMRIS and Brainlab.

MRI Interventions’ innovative ClearPoint system is an integrated platform for performing a wide range of minimally-invasive neurological procedures under direct, real-time MRI guidance. ClearPoint is an integrated system of reusable components, disposable components and intuitive menu-driven software, which provides guidance for the placement and operation of instruments during neurological procedures performed within the MRI environment. Using the ClearPoint system, a surgeon sees and selects a neurological target, aims the ClearPoint SmartFrame® targeting device, and watches in real-time as the surgical instrument is advanced to the target.

As of December 31, 2012, ClearPoint systems have been installed at 20 sites worldwide. This includes 18 hospitals in the United States and two hospitals in Europe. In addition to the growth in its customer base, the company announced another milestone in having sold 200 disposable units of its SmartFrame kits in 2012. Depending on the type of neurological procedure being performed, a ClearPoint procedure will utilize either one or two SmartFrame kits. The SmartFrame targeting device is an MRI-compatible trajectory frame that serves as the centerpiece of the ClearPoint system’s disposable components.

“We finished 2012 with significant business momentum, including the addition of two more prestigious institutions to our customer base, The Johns Hopkins University and the University of California, San Diego Health System. We are pleased to be associated with these clinical thought leaders. We are also pleased that we continue to see increased traction with significant growth in our disposable units sold,” said Kimble Jenkins, CEO of MRI Interventions.

About MRI Interventions, Inc.

Founded in 1998, MRI Interventions is creating innovative platforms for performing the next generation of minimally invasive surgical procedures in the brain and heart. Utilizing a hospital’s existing MRI suite, the company’s FDA-cleared ClearPoint® system is designed to enable a wide range of minimally invasive procedures in the brain. MRI Interventions has a co-development and co-distribution agreement with Brainlab, a leader in software-driven medical technology, relating to the ClearPoint system. In partnership with Siemens Healthcare, MRI Interventions is developing the ClearTrace™ system to enable MRI-guided catheter ablations to treat cardiac arrhythmias, including atrial fibrillation. Building on the imaging power of MRI, the company’s interventional platforms strive to improve patient care while reducing procedure costs and times. MRI Interventions is also working with Boston Scientific Corporation to incorporate its MRI-safety technologies into Boston Scientific's implantable leads for cardiac and neurological applications. For more information, please visit www.MRIinterventions.com.

Forward-Looking Statements

Certain matters in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements often can be identified by words such as "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "projects," "should," "will," "would," or the negative of these words or other words of similar meaning. Forward-looking statements by their nature address matters that, to different degrees, are uncertain and involve risk. Uncertainties and risks may cause MRI Interventions' actual results and the timing of events to differ materially from those expressed in or implied by MRI Interventions' forward-looking statements. Particular uncertainties and risks include, among others: demand and market acceptance of our products; our ability to successfully expand our sales and marketing capabilities; our ability to successfully complete the development of, and to obtain regulatory clearance or approval for, future products, including our current product candidates; availability of third party reimbursement; the sufficiency of our cash resources to maintain planned commercialization efforts and research and development programs; future actions of the FDA or any other regulatory body that could impact product development, manufacturing or sale; our ability to protect and enforce our intellectual property rights; our dependence on collaboration partners; the impact of competitive products and pricing; and the impact of the commercial and credit environment on us and our customers and suppliers. More detailed information on these and additional factors that could affect MRI Interventions' actual results are described in MRI Interventions' filings with the Securities and Exchange Commission, including, without limitation, MRI Interventions’ most recent quarterly report on Form 10-Q. Except as required by law, MRI Interventions undertakes no obligation to publicly update or revise any forward-looking statements contained in this press release to reflect any change in MRI Interventions' expectations or any change in events, conditions or circumstances on which any such statements are based.

Contact Information:

MRI Interventions, Inc.

David Carlson, CFO, 901-522-9300